EXHIBIT 4.2
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of July 11, 2007, and is among Yahoo! Inc., a Delaware corporation (the “Parent”) and each of the stockholders of Right Media Inc., a Delaware corporation (the “Company”) executing and delivering a signature page hereto (the “Stockholders”).
BACKGROUND
     WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of May 30, 2007, among Parent, the Company, Roundhouse Acquisition Corp., and Christopher Moore, as the Stockholder Representative (the “Merger Agreement”), the Stockholders will receive shares of Common Stock (as defined below) of Parent.
     WHEREAS, Parent desires to provide to the Stockholders rights to registration under the Securities Act (as defined below) of Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein.
     WHEREAS, this Agreement shall be effective upon the Effective Time (as defined in the Merger Agreement.)
ARTICLE 1
DEFINITIONS
     1.1 Certain Definitions. As used herein, the terms below shall have the following meanings:
     “Closing Date” shall have the meaning set forth in the Merger Agreement.
     “Common Stock” means the shares of common stock, par value $.001 per share, of Parent.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.
     “Parent” shall have the meaning set forth in the preamble and shall also include Parent’s successors.
     “Prospectus” shall mean the prospectus included in the Shelf Registration Statement and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Registrable Securities” shall mean all shares of Common Stock of Parent received by the Stockholders pursuant to the Merger Agreement (including any shares that may continue to have vesting or other similar restrictions following consummation of the Merger), and any

Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Stockholders of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold by the holders thereof pursuant to Rule 144 and/or Rule 145 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, or (iv) such securities shall have ceased to be outstanding.
     “SEC” means the United States Securities and Exchange Commission or any successor agency.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.
     “Stockholder Representative” shall have the meaning set forth in the Merger Agreement.
ARTICLE 2
REGISTRATION RIGHTS
     2.1 Shelf Registration Rights.
     (a) Filing. Subject to Section 2.1(c) and except as provided below, the Company shall file with the SEC, no later than 15 Business Days after the later of (x) the Closing Date and (y) such date as Parent receives a true and complete list of the Stockholders, their respective holdings of Parent Common Stock, and all other information regarding the Stockholders necessary to complete the disclosures required to be included therein, a registration statement covering the resale of the Registrable Securities held by the Stockholders for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”); provided, however, that notwithstanding anything in this Section 2.1(a) or Section 2.1(c) to the contrary, in no event shall Parent be required to file the Shelf Registration Statement during Parent’s standard blackout period in respect of quarterly or annual earnings. In the event of such a blackout period, and if the conditions set forth above have been satisfied prior to the end of such applicable blackout period, then Parent shall file the Shelf Registration Statement as soon as practicable but in no event later than 10 Business Days after the expiration of such blackout period.
     (b) Effective Shelf Registration Statement. Parent shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of one year following its being declared effective (the “Effectiveness Termination Date”), subject to the provisions of this Agreement. Without limiting the foregoing, Parent’s obligation to keep the Shelf Registration Statement effective for any particular Stockholder shall cease upon such time as Rule 144 and/or Rule 145 or another similar exemption under the Securities Act is available for such Stockholder’s sales during a three-month period without registration.
     (c) Postponement of Shelf Registration. Parent will be entitled to, on one occasion, postpone the filing of the Shelf Registration Statement required pursuant to Section 2.1, for a reasonable period of time not in excess of 60 calendar days (the “Blackout Period”) if Parent furnishes to the Stockholder Representative a certificate signed by the Chief Executive Officer, General Counsel or Chief Financial Officer of Parent stating that, in the good faith exercise of his judgment, such registration and offering would be reasonably likely to materially interfere with a bona fide business or financing transaction of Parent, would require premature disclosure of information (the premature disclosure of which could adversely affect Parent ) or would otherwise be seriously detrimental to Parent. If Parent postpones the filing of the Shelf Registration Statement, it will promptly notify the Stockholder Representative in writing when the events or circumstances permitting such postponement have ended and will file the Shelf Registration Statement as soon as practicable but in no event later than 10 Business Days after the events or circumstances permitting such postponement have ended.
     2.2 Suspension of Shelf Registration. If Parent at any time during a period the Shelf Registration Statement is effective determines in good faith judgment that the ongoing registration would be reasonably likely to materially interfere with a bona fide business or financing transaction of Parent, would require premature disclosure of information (the premature disclosure of which could adversely affect Parent) or would otherwise be detrimental to Parent, Parent may suspend sales of securities pursuant to the registration for a period of not more than 60 days (a “Permitted Interruption”) and agrees to (i) furnish to each Stockholder a certificate signed by the Chief Executive Officer, General Counsel or Chief Financial Officer of Parent to that effect and (ii) notify each Stockholder promptly upon each of the commencement and termination of each Permitted Interruption. Each Stockholder agrees that, upon any such notice from Parent, it will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until receipt of Parent’s notice as to the termination of the Permitted Interruption. Parent may suspend sales pursuant to this Section 2.2 no more than two times. Each of the Stockholders agree to keep the notice of Permitted Interruption and the reasons therefore confidential, and they shall not disclose such notice or reasons to any person other than its legal counsel or as required by law.
     2.3 Covenants and Procedures. At such time as Parent is obligated under this Article 2 to effect and maintain a registration of Registrable Securities on behalf of Stockholders, then (as applicable to the jurisdictions for which such registration is to be made) Parent shall:
     (a) furnish to each Stockholder, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as the Stockholder Representative may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; Parent hereby consents to the use of the Prospectus by each Stockholder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus;
     (b) (i) use all reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as the Stockholder Representative shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective; and (iii) do any other acts and things which may be reasonably necessary or advisable to enable each Stockholder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Stockholder; provided, however, that Parent shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process in any such jurisdiction;
     (c) notify each Stockholder promptly (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if the Shelf Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement (including the related Prospectus) or for additional information relating thereto and (iv) if Parent receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;
     (d) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as promptly as practicable;
     (e) upon request, furnish to each Stockholder, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (f) prepare and file with the SEC post-effective amendments to the Shelf Registration Statement and such amendments to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by Parent or by the Securities Act or the Exchange Act or the rules and regulations thereunder necessary to keep such registration statement effective for the period set forth in Section 2.1(b) of this Agreement, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during the effectiveness of the Shelf Registration Statement; and
     (g) cooperate with the Stockholders and the Stockholder Representative to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.
     Each selling Stockholder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Stockholder provided herein, to furnish to Parent such information regarding such Stockholder required to be included in the Shelf Registration Statement, the ownership of Registrable Securities by such Stockholder and the proposed distribution by such Stockholder of such Registrable Securities as Parent may from time to time request in writing, including, for purposes of this provision, by email correspondence.

ARTICLE 3
OTHER AGREEMENTS
     3.1 Expenses. All expenses incurred by Parent in connection with any Registration Statement covering Registrable Securities offered by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the reasonable fees and disbursements of one counsel for Stockholders) and of the independent certified public accountants, and the expense of qualifying such shares under state blue sky laws, shall be borne by Parent, including such expenses of any registration delayed by Parent under Section 2.1(c) or 2.2. However, any other expenses incurred by Stockholders, including discounts and commissions and additional legal, accounting and similar expenses, shall be borne by the Stockholders.
     3.2 Transfer of Rights. Any Stockholder may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities owned by such Stockholder (such transferee a “Transferee”). Any transfer of registration rights pursuant to this Section 3.2 shall be effective upon receipt by Parent of (i) written notice from such Stockholder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such Transferee to be bound by the terms of this Agreement.
     3.3 Rule 144. So long as Parent is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, Parent covenants that it will take reasonable efforts to file on a timely basis any reports required to be filed by it under the Securities Act and the Exchange Act (or, if Parent is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information) and it will take such further action as the Stockholder Representative may reasonably request, so as to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholder Representative, Parent will deliver to the Stockholder Representative a written statement as to whether it has complied with Rule 144 under the Securities Act, as such rule may be amended from time to time.
     3.4 Stockholder Representative.
     (a) Subject to the limitations set forth herein, the Stockholder Representative is hereby constituted and appointed as agent for and on behalf of the Stockholders, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and take legal actions and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for services rendered. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

     (b) The Stockholder Representative shall not be liable to the other Stockholders for any act done or omitted hereunder in his capacity as Stockholder Representative, except to the extent it has acted with gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that he did not act with gross negligence or willful misconduct. The other Stockholders shall severally indemnify the Stockholder Representative and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Stockholder Representative (“Outstanding Stockholder Representative Expenses”). If not paid directly to the Stockholder Representative by the Stockholders, such losses, liabilities or expenses may be recovered by the Stockholder Representative from the Indemnity Escrow Fund (as defined in the Merger Agreement) that otherwise would be distributed to the Stockholders after giving effect to, and satisfaction of, all claims for indemnification made by the Parent Indemnified Parties pursuant to Article 9 of the Merger Agreement, and such recovery (if any) of Outstanding Stockholder Representative Expenses from such Indemnity Escrow Fund will be made from the Stockholders according to their respective Pro Rata Portion (as defined in the Merger Agreement).
     (c) To the extent the Stockholder Representative is permitted to act on behalf of the Stockholders under this Agreement, a decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all the Stockholders and shall be final, binding and conclusive upon each of the Stockholders, and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each of the Stockholders. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Representative.
     3.5 Indemnification and Contribution.
     (a) To the extent permitted by law, Parent will indemnify and hold harmless each Stockholder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to Section 2.1, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by Parent of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any offering covered by such registration, and Parent will reimburse each such Stockholder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Stockholder, and each of its officers and directors, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by such Stockholder, any of such Stockholder’s officers, directors, partners, legal counsel or accountants, any person controlling such Stockholder, and stated to be specifically for use therein; and provided, further, that, the obligations of Parent contained in this Section 3.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld).
     (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless Parent, each of its directors, officers, partners, legal counsel, and accountants, each other such Stockholder, and each of their officers, directors, and partners, and each person controlling such Stockholder, against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and such Stockholders, directors, officers, partners, legal counsel, and accountants, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such preliminary prospectus, final prospectus, summary prospectus, offering circular, or other document (including any related registration statement, notification, or the like) in reliance upon and in conformity with written information furnished to Parent by such Stockholder and stated to be specifically for use therein; provided, however, that the obligations of such Stockholder contained in this Section 3.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this Section 3.5 exceed the net proceeds from the offering received by such Stockholder unless such liability arises out of or is based on willful misconduct by such Stockholder.
     (c) Each party entitled to indemnification under this Section 3.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
     (d) If the indemnification provided for in this Section 3.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided that, in no event shall any contribution by a Stockholder under this Section 3.5(d) exceed the net proceeds from the offering received by such Stockholder unless such liability arises out of or is based on willful misconduct by such Stockholder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
ARTICLE 4
MISCELLANEOUS
     4.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:
          If to Parent:
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089
Attn: General Counsel
Facsimile: (408) 349-3301
with a copy to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attn: Ora T. Fisher, Esq.
Facsimile: (650) 463-2600
     or to such other person or address as Parent shall furnish to the Stockholders in writing;

If to the Stockholders or the Stockholder Representative, to the applicable address set forth in Parent’s records.
with a copy to:
Fish & Richardson, P.C.
Citigroup Center — 52nd Floor
153 East 53rd Street
New York, NY 10022
Attn: Lori S. Hoberman, Esq.
     Kin Gill, Esq.
Facsimile: (212) 258-2291
     or to such other person or address as the Stockholder Representative shall furnish to Parent in writing.
     All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.
     4.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.
     4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     4.4 Submission to Jurisdiction. Service of Process; Consent to Jurisdiction.
          (a) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER CALIFORNIA LAW.
          (b) CONSENT AND JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN

THE COUNTY OF SANTA CLARA, CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.
     4.5 Resolution of Conflicts; Arbitration.
     (a) Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall (except as specifically set forth in this Agreement) be finally settled by binding arbitration in the County of Santa Clara, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute.
     (b) Such arbitration shall be conducted by a single arbitrator chosen by mutual agreement of Parent and the Stockholder Representative. Alternatively, at the request of either party before the commencement of arbitration, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Parent or the Stockholder Representative. Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator.
     (c) In any arbitration under this Section 4.5, each party shall be limited to calling a total of three witnesses both for purposes of deposition and the arbitration hearing. Subject to the foregoing limitation on the number of witnesses, the arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.
     (d) The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.
     (e) The parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without abridgement of the powers of the arbitrator(s).

     (f) The parties agree that each party shall pay its own costs and expenses (including counsel fees) of any such arbitration, and each party waives its right to seek an order compelling the other party to pay its portion of its costs and expenses (including counsel fees) for any arbitration.
     4.6 Effective Time. This Agreement shall be effective upon the Effective Time.
     4.7 Amendments. This Agreement may be amended only by an instrument in writing executed by all of its parties, or their respective successors or assigns; provided that an executed instrument in writing by the Stockholder Representative shall bind all of the Stockholders for purposes of this Section with respect to amendments or waivers the purpose of which is solely to extend or allow a Permitted Interruption pursuant to Section 2.2; and provided further that an executed instrument in writing by the majority of the Stockholders (calculated based on the number of Registrable Securities beneficially held) shall bind all of the Stockholders for purposes of this Section; and provided further that holders of Registrable Securities immediately after the Effective Time (as defined in the Merger Agreement) not party to this Agreement as of the date hereof may execute counterparts to this Agreement without the consent or additional signatures of the Stockholders party hereto, and upon Parent’s receipt of such additional holder’s executed signature pages hereto, such additional holders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.
     4.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares of Common Stock granted under any other agreement, and any of such preexisting registration rights are hereby terminated.
     4.9 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.
     4.10 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

YAHOO! INC. a Delaware corporation
By:	/s/ Susan Decker
Susan Decker
President

STOCKHOLDERS:
By:	/s/ Susan Abdalla
Susan Abdalla

By:	/s/ Christine Hunsicker
Christine Hunsicker

By:	/s/ Roger Jehenson
Roger Jehenson

By:	/s/ Amy Kirsch-Lipton
Amy Kirsch-Lipton

By:	/s/ Marc Kiven
Marc Kiven

By:	/s/ Edward Kozek
Edward Kozek

By:	/s/ Aaron Letscher
Aaron Letscher

By:	/s/ Patrick McCarthy
Patrick McCarthy

By:	/s/ Ramsey McGrory
Ramsey McGrory

By:	/s/ Brian O’Kelley
Brian O’Kelley

By:	/s/ Matthew Philips
Matthew Philips

PINNACLE VENTURES I (Q) Equity Holdings, L.L.C. PINNACLE VENTURES I AFFILIATES, L.P. PINNACLE I-A (Q), L.P. PINNACLE VENTURES I-B, L.P.
By:	Pinnacle Ventures Management I, L.L.C.

By:	/s/ Robert A. Curley, Jr.
Robert A. Curley, Jr.
Managing Member

PINNACLE VENTURES II Equity Holdings, L.L.C. PINNACLE VENTURES II-A, L.P. PINNACLE VENTURES II-B, L.P. PINNACLE VENTURES II-C, L.P. PINNACLE VENTURES II-R, L.P.
By:	Pinnacle Ventures Management II, L.L.C.

By:	/s/ Robert A. Curley, Jr.
Robert A. Curley, Jr.
Managing Member

POINT VENTURES GROUP, LLC
By:	/s/ Jonah Goodhart
Jonah Goodhart
Co-Managing Member

By:	/s/ Noah Goodhart
Noah Goodhart
Co-Managing Member

TRUSTEES OF 2007 GRANTOR RETAINED ANNUITY TRUST UNDER ARTICLE FIRST, SUBDIVISION A OF JPOINT 2007 GRANTOR RETAINED ANNUITY TRUST
By:	/s/ Jonah Goodhart
Jonah Goodhart
Trustee

TRUSTEES OF 2007 GRANTOR RETAINED ANNUITY TRUST UNDER ARTICLE FIRST, SUBDIVISION A OF NPOINT 2007 GRANTOR RETAINED ANNUITY TRUST
By:	/s/ Noah Goodhart
Noah Goodhart
Trustee

REDPOINT VENTURES II, L.P., by its General Partner, REDPOINT VENTURES II, LLC REDPOINT ASSOCIATES II, LLC, as nominee
By:	/s/ Timothy M. Haley
Timonthy M. Haley
Managing Director

REDPOINT ASSOCIATES I, LLC, by its Manager

REDPOINT VENTURES I, L.P., by its General Partner

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P., by its
General Partner

REDPOINT TECHNOLOGY PARTNERS A-1, L.P., by its
General Partner

By:	Redpoint Ventures I, LLC

By:	/s/ Timothy M. Haley
Timonthy M. Haley
Managing Director

By:	/s/ Michael Walrath
Michael Walrath

MW VENTURES, LLC
By:	/s/ Michael Walrath
Michael Walrath
Managing Member

MICHAEL WALRATH 2007 GRANTOR RETAINED ANNUITY TRUST FOR ISSUE
By:	/s/ Michael Walrath
Michael Walrath
Trustee

MICHAEL WALRATH 2007 GRANTOR RETAINED ANNUITY TRUST FOR THE FAMILY OF MICHELLE WALRATH
By:	/s/ Michael Walrath
Michael Walrath
Trustee

MICHAEL WALRATH 2007 GRANTOR RETAINED ANNUITY TRUST FOR THE WALRATH FAMILY
By:	/s/ Michael Walrath
Michael Walrath
Trustee